Exhibit 10.16

LICENSE AGREEMENT AMENDMENT #1

ASB17061 (Chymase Inhibitor)

This LICENSE AGREEMENT AMENDMENT #1 (“Amendment #1”) is entered into on February 19, 2024 (the “Amendment Effective Date”) by and between Invea Therapeutics, Inc., a Delaware corporation having a place of business at 2614 Boston Post Rd #33, Guilford, CT 06437 (“Invea”) and Daiichi Sankyo Co., Ltd., a Japanese corporation located at 3-5-1, Nihonbashi-honcho, Chuo-ku, Tokyo 103-8426, Japan (“Daiichi”), together the “Parties,” and each, a “Party.”

WHEREAS, a License Agreement (the “Agreement”) was entered into on September 1, 2022 by and between InveniAI, LLC (“InveniAI”) and Daiichi;

WHEREAS, a Novation Agreement between InveniAI and Invea was executed on October 14, 2022 whereby Daiichi and InveniAI agreed that Invea assumed all rights, obligations, and liabilities of InveniAI under the Agreement (the “Novation Agreement”);

WHEREAS, the Parties mutually agree that this Amendment #1 is required to address certain aspects relating to patent protection of a particular Product that was not previously the subject of such patent protection;

WHEREAS, the Parties wish to formalize the above noted amendment in this Amendment #1.

NOW THEREFORE, the Parties agree as follows.

1.	Capitalized terms used but not defined herein shall have the meaning given to them in the Agreement.

2.	The following shall replace Section 2.1 in the Agreement:

2.1 DS PATENTS, JOINT PATENTS and DS KNOW-HOW license. DS grants to INVENIAI, and INVENIAI accepts, the exclusive right and license, with the right of sublicense, throughout the TERRITORY under the DS PATENTS, JOINT PATENTS, and DS KNOW-HOW to research, develop, make, have made, use, sell, offer for sale, have sold, import, and otherwise EXPLOIT PRODUCTs for all INDICATIONS in the FIELD in the TERRITORY.

3.	The following shall be added after the last sentence of Section 9 in the Agreement:

Any and all intellectual property jointly conceived, discovered, developed, made and/or reduced to practice by or on behalf of the Parties, including patents that name inventors from DS on the one hand, and INVENIAI or INVEA on the other, shall be owned based on inventorship, which shall be determined according to U.S. law (“JOINT PATENTS”). Except as otherwise set forth in the Agreement or this Amendment #1, each Party shall retain its undivided ownership interest in JOINT PATENTS without the consent of and without accounting to the other Party.

4.	The following shall replace the first sentence of Section 10.1 in the Agreement:

INVENIAI shall pursue patent protection for any INVENIAI PATENT, at its own expense for such pursuit. INVENIAI shall have the sole right, but not the obligation, to prepare, file, prosecute and maintain JOINT PATENTS at its own expense. If INVENIAI, in its sole discretion, decides to intentionally abandon the prosecution or maintenance of JOINT PATENTS, then INVENIAI shall notify DS in writing thereof, and following the date of such notice, DS shall have the right to assume control, at its own expense, of the prosecution and maintenance of JOINT PATENTS. If requested by DS after DS assumes such control, INVENIAI will assign and transfer its ownership interest in the affected JOINT PATENTS to DS at no cost to DS. DS will be responsible for registering such transfer before each patent office at its own expense.

5.	The following shall replace Section 10.4 in the Agreement:

10.4 PATENT enforcement. In the event that DS or INVENIAI becomes aware of actual, suspected or threatened infringement of a DS PATENT or JOINT PATENT anywhere in the TERRITORY, that PARTY shall promptly notify the other PARTY thereof, with all available information about the situation. INVENIAI shall have the right, but not the obligation, to bring, at its own expense, an appropriate action against any THIRD PARTY and to defend any opposition or declaratory judgment action for non-infringement or invalidity. DS shall provide reasonable assistance at INVENIAI’s expense in any such enforcement efforts or litigation at INVENIAI’s reasonable request, including joining as co-plaintiff in suit at INVENIAI’s expense, if necessary. INVENIAI shall notify DS prior to bringing such enforcement action and shall keep DS timely informed of all actions important to DS’s right, DS PATENTS, and JOINT PATENTS. DS shall have the right, but not the obligation, at its own expense to join as a party in any enforcement action brought by INVENIAI.

6. For the avoidance of doubt, all references to InveniAI in the Agreement and in the foregoing amendments to the Agreement shall refer to Invea, in accordance with the Novation Agreement.

[signature page follows]

IN WITNESS WHEREOF, the Parties have caused their duly authorized representative(s) to execute this Amendment #1 effective as of the Amendment Effective Date.

DAIICHI SANKYO CO., LTD.		INVEA THERAPEUTICS, INC.

By:	/s/ Go Saito	By:	/s/ Krishnan Nandabalan
Name:	Go Saito	Name:	Krishnan Nandabalan
Title:	VP, R&D Planning	Title:	CEO

Date:	2024-02-19	Date:	2024-02-19

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